Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
412-434-3046
silvey@ppg.com

PPG Investor Contact:
Scott Minder
Investor Relations
412-434-3466
sminder@ppg.com
www.ppg.com/investor

PPG Provides Update on Third Quarter 2016 Financial Results

Board Of Directors approves $2 billion share repurchase program

PITTSBURGH, Oct. 7, 2016 – PPG (NYSE:PPG) today announced that the third quarter 2016 reported loss per share from continuing operations is expected to be in the range of 74 cents to 77 cents compared to reported earnings per share from continuing operations of $1.52 in the third quarter 2015. Reported earnings include previously disclosed pension settlement charges that totaled $2.31 per share in third quarter 2016 and 2 cents per diluted share in the previous year. Adjusted earnings from continuing operations for the third quarter 2016 are expected to be in the range of $1.54 to $1.57 per share, compared to $1.54 per diluted share in the prior year’s quarter. Net sales for the third quarter 2016 are expected to be approximately $3.8 billion. Figures for both periods exclude results for the recently divested flat glass business, which are now reported as discontinued operations.
“Our third quarter adjusted earnings per share includes benefits from an improvement in our global volume growth rate, supported by increased spending on growth-related initiatives. Year-over-year, our volumes grew more than 1.5 percent, despite slower-than-expected growth in Europe,” said Michael H. McGarry, PPG chairman and chief executive officer. “However, we are disappointed with this quarter’s EPS growth rate as we continue to operate in a sluggish economic environment with no clear near-term catalyst for improving global GDP growth,” McGarry said.
“As a result, we are reviewing potential actions to reduce our overall cost structure, both through broad global operating-cost improvements and targeted regional actions where economic conditions are weakest. These cost actions would be in addition to the restructuring program announced in 2015. We will maintain appropriate spending on initiatives focused on accelerating our organic growth rate,” McGarry said.
“We also remain committed to continuing earnings-accretive cash deployment. We expect spending on acquisitions and share repurchases for the combined years 2015 and 2016 to be at the top end of the previously communicated $2.0 billion to $2.5 billion range,” McGarry concluded.
The company also announced today that its board of directors has authorized a $2 billion share repurchase program. This program is in addition to the company’s existing share repurchase authorization which was approved in 2014 and had approximately $520 million remaining as of September 30, 2016. The company has deployed approximately $1.85 billion of cash on acquisitions and share repurchases, including about $250 million of share repurchases completed during the third quarter 2016, against its previously stated target of $2.0 billion to $2.5 billion for 2015 and 2016 combined.
The company stated that the new share repurchase authorization is effective immediately, does not expire and gives management discretion in determining the conditions under which shares may be purchased. It added that all repurchases will be made in accordance with applicable securities laws in the open market or in privately negotiated transactions, and that repurchases may commence or cease without prior notice depending on economic and equity market conditions, magnitude of other cash uses, including pace and timing of acquisitions, and other factors.

PPG will conduct a teleconference to discuss third quarter 2016 financial results in detail Thursday, Oct. 20, at 2 p.m. Eastern Time. Earnings release and teleconference information is available on the Investor Center at www.ppg.com.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™

At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 130 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $14.8 billion in 2015. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

Forward-Looking Statements

Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance, including third quarter earnings and sales, the pace of share repurchase and acquisition spending and any future restructuring actions. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG’s operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to maintain favorable supplier relationships and arrangements, the timing of realization of anticipated cost savings from restructuring initiatives, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, and the unpredictability of existing and possible future litigation, including asbestos litigation. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in PPG’s 2015 Form 10-K are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. All information in this release speaks only as of October 7, 2016, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

Regulation G Reconciliation
PPG believes investors’ understanding of the company’s operating performance is enhanced by the disclosure of earnings per diluted share from continuing operations adjusted for certain charges. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. Earnings per diluted share from continuing operations adjusted for these items is not a recognized financial measure determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for earnings per diluted share or other financial measures as computed in accordance with U.S.GAAP. In addition, earnings per diluted share from continuing operations may not be comparable to similarly titled measures as reported by other companies.

The following is a reconciliation for the third quarter of reported and adjusted earnings per share from continuing operations.
Regulation G Reconciliation - Earnings per Diluted Share, From Continuing Operations

	Third Quarter 2016 - EPS Range		Third Quarter 2015
	Low	High	EPS
Reported net (loss) income from continuing operations	($0.77)	($0.74)	$1.52
Pension settlement charges	2.31	2.31	0.02
Adjusted net income from continuing operations, excluding certain items	$1.52	$1.57	$1.54

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